Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

          We consent to the reference to our firm under caption “Experts” and to the inclusion in the Registration Statement on Form S-1 of Synovics Pharmaceuticals, Inc., pertaining to 22,712,700 shares of Common Stock of Synovics Pharmaceuticals, Inc., of our report dated February 13, 2008, with respect to the consolidated financial statements of Synovics Pharmaceuticals, Inc., included in the Annual Report (Form 10-K) for the year ended October 31, 2007.

/s/ Miller, Ellin & Co LLP
Certified Public Accountants

New York, New York
November 7, 2008